Exhibit 99.1

FOR IMMEDIATE RELEASE

FNCB Bank Executive Vice President, Chief Banking Officer R. Gregory Collins Announces Retirement

DUNMORE, PA., July 1, 2020 (GLOBE NEWSWIRE) -- FNCB Bancorp, Inc., (NASDAQ: FNCB) today announced that R. Gregory Collins, Executive Vice-President and Chief Banking Officer, will retire on September 30, 2020 after a 40-year career in the banking industry.

Mr. Collins is responsible for the oversight of the Bank’s commercial lending, retail lending and retail banking units. He joined FNCB in 2018 with more than 30 years of managerial experience in banking. Prior to joining FNCB, he served as the Area President of Wells Fargo Bank’s Northeastern Pennsylvania region where he was responsible for the overall sales, service, financials and operations for 38 Retail Stores in nine counties. An active member of the community, Mr. Collins has volunteered for many local organizations and currently serves as the Vice-Chairman of the Board of Trustees at Misericordia University and as a board member of the Wilkes Barre YMCA, Wyoming Valley United Way and Wilkes Barre General Hospital.

“During his time with FNCB Bank, Greg has provided steady leadership and guidance to the Retail Banking, Retail Lending and Commercial Lending Units,” said Gerard Champi, FNCB Bank President and CEO. “It has been my pleasure to work with one of the most respected bankers in our area.  Greg has assisted us with the necessary leadership and mentoring skills that will continue at FNCB.”

About FNCB Bancorp, Inc.

FNCB Bancorp, Inc. is the bank holding company of FNCB Bank. Locally-based for 110 years, FNCB Bank continues as a premier community bank in Northeastern Pennsylvania – offering a full suite of personal, small business and commercial banking solutions with industry-leading mobile, online and in-branch products and services. FNCB currently operates through 17 branch offices located in Lackawanna, Luzerne and Wayne Counties and a limited purpose office in Lehigh County, and remains dedicated to making our customers’ banking experience simply better. For more information about FNCB, visit www.fncb.com.

R. Gregory Collins, FNCB Bank Executive Vice-President and Chief Banking Officer, will retire on September 30, 2020 after a 40-year career in the banking industry.

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INVESTOR CONTACT:
James M. Bone, Jr., CPA
Executive Vice President and Chief Financial Officer
FNCB Bank
(570) 348-6419
                                           james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in our markets; the effects of, and changes in trade, monetary, fiscal and tax policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of FNCB to compete with other institutions for business, including for deposit and loan growth: the composition and concentrations of FNCB’s lending risk and the adequacy of FNCB’s reserves to manage those risks; the valuation of FNCB’s investment securities; the ability of FNCB to pay dividends or repurchase common shares; the ability of FNCB to retain key personnel; the impact of any pending or threatened litigation against FNCB; the marketability of shares of FNCB stock and fluctuations in the value of FNCB’s share price; the effectiveness of FNCB’s system of internal controls; the ability of FNCB to attract additional capital investment; the outbreak of a highly infectious or contagious disease, such as COVID-19; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the ability of FNCB to identify future acquisition targets, complete acquisitions and integrate new teams into FNCB’s operations; the impact of technological changes and security risks upon our information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2019.

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